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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Convera Corporation our report dated March 8, 2000 relating to the financial statements of Excalibur Technologies Corporation and its subsidiaries, which appears in the 2000 Annual Report to Shareholders of Excalibur Technologies Corporation and its subsidiaries, which is incorporated by reference in Excalibur Technologies Corporation and its subsidiaries' Annual Report on Form 10-K/A for the year ended January 31, 2000.

                                                  /s/ PricewaterhouseCoopers LLP

McLean, Virginia
December 22, 2000